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                                   Since 1842

                                 KUHNS BROTHERS

                                 The Farm House
                               558 Lime Rock Road
                          Lime Rock, Connecticut 06039

                                                                    May 22, 2006

Mr. Liu Yuchuan
Chairman
Beijing Zhong Ran Wei Ye Gas Co., Ltd.
No. 18 Zhongguancundong St.
Haidan District, Beijing  100083
People's Republic of China

         ENGAGEMENT AGREEMENT PROVIDING FOR INVESTMENT BANKING SERVICES

Dear Mr. Liu,

      This letter agreement (the "Agreement") is written to set forth the understanding and agreement between Kuhns Brothers, Inc. and its related subsidiaries (altogether, "Kuhns Brothers") and Beijing Zhong Ran Wei Ye Gas Co., Ltd. with its principal place of business in Beijing in the People's Republic of China (the "Company") and shall supersede all previous discussions, proposals and engagement agreement between Kuhns Brothers and the Company, including inter alia, the engagement agreement and the proposal letter both dated February 13, 2006 entered into between Kuhns Brothers, Inc. and the Company (the "Previous Engagement Letter and Proposal").

      The Company and Kuhns Brothers hereby agree to terminate the Previous Engagement Letter and Proposal without recourse between the parties and the parties' obligations thereunder shall be fully and finally released from the date hereof.

      The Company hereby engages Kuhns Brothers on an exclusive basis, from the date hereof until August 13, 2006 (Beijing time), to provide it with investment banking services described in paragraph I hereinafter and Kuhns Brothers hereby accepts such engagement. In the event that as a result of this engagement of Kuhns Brothers a term sheet (the "Term Sheet") representing a commitment between a lead investor and the Company with respect to the Financing (as defined below) is obtained before August 1, 2006 (Beijing time), this Agreement will remain in force for a period of two years following the closing of such related Financing. Kuhns Brothers acknowledges that the Company's representation as to its profits for 2006 or its profits for 2007 will be adjusted to the closing of the Financing, and are currently expected to be as set forth in Schedule C.

I. INVESTMENT BANKING SERVICES

1. Financial Advisory Services

      Kuhns Brothers, through its subsidiary Kuhns Bros. & Co., Inc. (the "Financial Advisor") and its subsidiary Kuhns Brothers Securities Corporation (the "Placement Agent"), will assist the Company with its current investment banking requirements, including an equity financing of $12,800,000 for the Company (the "Financing") by way of issuance of common stock and warrants (or things of equivalent value invested in it or its controlled subsidiaries or affiliates) to institutional and high-net-worth individual financial investors ("Financial Investors") or, at the option of the Company, strategic investors ("Strategic Investors"), in accordance with the terms and conditions contained in this Agreement and the principal terms set out in Schedule B to this
Agreement and the acquisition by the Company of a public shell listed on an exchange in the United States of America (the "Public Shell") in a reverse takeover merger (altogether with the Financing, the "Transaction), such assistance to be provided over the period of this Agreement.

      With respect to the Financing, the interest in the Company to be held by the Financial Investors or Strategic Investors (where applicable) shall represent 27% of the total shares of common stock (the "Common Stock") in the Company after the Financing. The proceeds receivable by the Company from the Financing shall not be less than $10,000,000. For such investment, the Financial Investors or Strategic Investors (where applicable) shall also receive a warrant (the "Warrant") to subscribe for US$6,300,000 of incremental Common Stock in the Company at 140% of the subscription price of the shares offered in the Financing exercisable within five years of the Financing.

      Kuhns  Brothers   assistance   with  respect  to  the  Financing  and  the
Transaction shall be provided in the best interest of the Company on a best efforts basis and shall always be subject to detailed terms and conditions to be agreed by the Company with the parties involved in the Financing and Transaction (including the choice of legal counsel, auditors and senior management of the Company). In any event, Kuhns Brothers shall only provide assistance and consultancy services to the Company but have no right to make any decision in connection therewith.

      With respect to Financial Investors, Kuhns Brothers, through the Financial Advisor and the Placement Advisor, will provide the following financial advisory and placement agency services:

            (i) provide advice regarding the financial structure of the Company or its subsidiaries or any projects or programs undertaken by any of the foregoing; (ii) assist in structuring the Financing with respect to what is usual and standard practice on terms and conditions equivalent for organizations in similar financings; (iii) assist in preparing and documenting the offering memorandum and related materials relating to the Financing; (iv) when the structuring of the Financing has reached an appropriate stage, assist in the process to obtain and execute such Financing; and (v) assist in obtaining and executing such Financing on terms and conditions consistent with current market conditions and most favorable to the Company in light of the nature of and risks inherent in the Company.

      With respect to Strategic Investors, Kuhns Brothers, through the Financial Advisor and the Placement Advisor, will provide the following financial advisory and placement agency services:

            (i) assist in the evaluation of a Strategic Investor from a financial point of view; (ii) provide advice and assistance with respect to the form and structure of any transaction involving a Strategic Investor; and (iii) when the structuring of the strategic relationship has reached an appropriate stage, act as the Company's agent to assist the Company in locating and obtaining, on terms and conditions most favorable to the Company, such Strategic Investor(s) in the form of Company clients, customers or vendors, and assist the parties to enter into sales, vendor, licensing or related strategic agreements. (Such agreements with Strategic Investors, whether they result in a financial investment and or license arrangement, sales or vendor agreement or otherwise, shall also be considered Financing for purposes of this Agreement.)

      With respect to the purchase of the Public Shell, Kuhns Brothers will provide the following financial advisory and placement agency services:

            (i) provide advice regarding, and source and obtain, alternative Public Shells to be purchased by the Company; (ii) assist in structuring the purchase of the Public Shell and the merger agreement between it and the Company with respect to what is usual and standard practice on terms and conditions equivalent for organizations in similar transactions; (iii) assist in preparing and documenting the offering memorandum and related materials as they relate to the purchase of the Public Shell; (iv) when the structuring of the purchase of the Public Shell and its merger with the Company has reached an appropriate stage, assist in the process to purchase such Public Shell on behalf of the Company and to merge the Public Shell with the Company; and (v) assist in obtaining and executing such purchase and merger on terms and conditions consistent with current market conditions and most favorable to the Company in light of the nature of and risks inherent in the Company.

      Kuhns Brothers shall not be required to undertake duties not reasonably within the scope of the financial advisory services in which it is generally engaged. In performance of its duties, Kuhns Brothers, through the Financial Advisor and the Placement Agent, shall provide the Company with the benefits of its best judgment and efforts, but it is understood and acknowledged by the parties that the value of Kuhns Brothers' advice may not be measurable in a quantitative manner.

      The Company acknowledges that Kuhns Brothers and its affiliates are in the business of providing financial advisory services of all types contemplated by this Agreement to others. Nothing herein contained shall be construed to limit or restrict Kuhns Brothers or its affiliates in conducting such business with respect to others or rendering such advice to others, provided that the provision of such services will not cause any conflict of interest to Kuhns Brothers and its affiliates nor any prejudice to the interests of the Company.

      The Company recognizes and confirms that Kuhns Brothers, in acting pursuant to this Agreement, will be using information in reports and other information provided by third parties, including information provided by or on behalf of the Company. Kuhns Brothers does not assume responsibility for and may rely on, without independent verification, the accuracy and completeness of any such reports and information. The Company hereby warrants that any information relating to the Company that is furnished to Kuhns Brothers by or on behalf of the Company will be accurate and will not contain any material misstatements of fact or omissions. The Company agrees that any information or advice rendered by Kuhns Brothers or its representatives in connection with this Agreement is for confidential use of the Company's Board of Directors, management and employees, as well as attorneys, accountants and other agents of the Company on a need-to-know basis and, except as otherwise required by law, the Company will not, and will not permit any third party to, disclose or otherwise refer to such advice or information in any manner without Kuhns Brothers' prior written consent.

2. Merger and Acquisition Services

      Relating to its assistance with respect to the Financing, Kuhns Brothers shall provide the Company with services related to merger and acquisition transactions in the event that at any time during which this Agreement is in place, the Company or any of its affiliates shall enter into any "merger and acquisition transaction" as described below with any party introduced to the Company by Kuhns Brothers, directly or indirectly.

      Kuhns Brothers' assistance with respect to merger and acquisition transactions shall be provided in the best interest of the Company on a best efforts basis, and any of such merger and acquisition transactions shall always be subject to detailed terms and conditions to be agreed by the Company with the parties involved in the merger and acquisition transactions (including the choice of legal counsel, auditors and senior management of the Company). In any event, Kuhns Brothers shall only provide assistance and consultancy services but have no right to make any decision in connection therewith.

      For purposes of this Agreement, the term "merger and acquisition transaction" means: (i) any merger, consolidation, reorganization or other business combination including strategic partnerships or joint ventures pursuant to which the business or businesses of a third party, including projects, stand-alone assets or technologies, are combined with that of the Company in either a direct ownership, joint venture or strategic alliance fashion; (ii) the acquisition, directly or indirectly, by the Company of all or a substantial portion of the assets or equity of a third party by way of negotiated purchase or otherwise; or (iii) the acquisition, directly or indirectly, by a third party of all or a substantial portion of the assets or equity of the Company by way of negotiated purchase or otherwise (the "Merger and Acquisition Transaction(s)").

      Kuhns Brothers' merger and acquisition services may include, but will not necessarily be limited to:

            (i) assistance to the Company for its acquisition of a public shell listed on an exchange in the United States of America (the "Public Shell") in a reverse takeover merger (the "Shell Purchase Transaction"), such assistance to be provided over the period of this Agreement in accordance with the terms and conditions contained in this Agreement and the principal terms set out in Schedule B to this Agreement; (ii) assistance in the identification of businesses, organizations, assets or technologies that may constitute potential Merger and Acquisition Transactions; (iii) assistance in the evaluation of such third parties from a financial point of view;
            (iv) assistance with respect to the form and structure of the Merger and Acquisition Transaction; (v) conducting discussions and negotiations regarding a Merger and Acquisition Transaction; and
            (vi) providing other related advice and assistance as the Company may reasonably request in connection with a Merger and Acquisition Transaction.

      With respect to the Shell Purchase Transaction, Kuhns Brothers, through the Financial Advisor, will provide the following financial advisory services:

            (i) provide advice regarding, and source and obtain, alternative Public Shells to be purchased by the Company; (ii) assist in structuring the purchase of the Public Shell and the merger agreement between it and the Company with respect to what is usual and standard practice on terms and conditions equivalent for organizations in similar transactions; (iii) assist in preparing and documenting the offering memorandum and related materials as they relate to the purchase of the Public Shell; (iv) when the structuring of the purchase of the Public Shell and its merger with the Company has reached an appropriate stage, assist in the process to purchase such Public Shell on behalf of the Company and to merge the Public Shell with the Company; and (v) assist in obtaining and executing such purchase and merger on terms and conditions consistent with current market conditions and most favorable to the Company in light of the nature of and risks inherent in the Company.

            It is understood that pursuant to this Agreement, all activities with respect to sourcing, selecting and negotiating the purchase of the Public Shell shall be assisted by Kuhns Brothers as an integral part of its services provided to the Company pursuant to this Agreement.

      The Company acknowledges that Kuhns Brothers and its affiliates are in the business of providing merger and acquisition services (of all types contemplated by this agreement) to others. Nothing herein contained shall be construed to limit or restrict Kuhns Brothers or its affiliates in conducting such business with respect to others or in rendering such advice to others, provided that the provision of such services will not cause any conflict of interest to Kuhns Brothers and its affiliates nor any prejudice to the interests of the Company.

      The Company also acknowledges that Kuhns Brothers and its affiliates have or may have ownership interests in businesses, assets or technologies identified by them or others to the Company as potential Merger and Acquisition Transactions. Nothing herein contained shall be construed to limit or restrict the ability of Kuhns Brothers or its affiliates to be compensated for its ownership interest in such a Merger and Acquisition Transaction on a basis separate and apart from the compensation described herein, provided that Kuhns Brothers and its affiliates shall have fully disclosed then interests in advance.

3. Strategic Planning Services

      Relating to its assistance with respect to the Financing, Kuhns Brothers shall provide the Company with strategic planning services. Kuhns Brothers strategic planning services shall include, but not be limited to, the following:

            (i) advice regarding the Company's business plan; (ii) advice regarding formation of the Company's corporate goals and their implementation; (iii) advice regarding corporate organization, personnel and the related selection of needed specialty skills; (iv) general corporate documentation preparation and assistance, including services relating to assisting the Company in preparation of its business plan and related materials, including regulatory and filing documentation; (v) assistance regarding preparation and organization of the Company's corporate paperwork.

      Kuhns Brothers' assistance with strategic planning services shall be provided in the best interest of the Company on a best efforts basis.

II. COMPENSATION

      In consideration of rendering such services, the Company agrees to pay Kuhns Brothers on the following basis:

(i) for financial advisory services--

      (a) a non-refundable signing fee of $50,000, payable upon the completion of the audit for the years 2004 and 2005 (this fee has previously been paid in full);

      (b) a non-refundable documentation fee of US$30,000, payable from the closing(s) of the Financing;

      (a) a financing fee, payable upon closing(s) of the Financing, equal to 10% of the total Financing value:

            ------------------------------------------------------------------
            CORPORATE FINANCING                        FEE
            ------------------------------------------------------------------
            Public equity offering                     10.00%, plus warrants
            ------------------------------------------------------------------
            Exercise of Warrants or Subscription       10.00%
            Rights
            ------------------------------------------------------------------

With respect to warrants provided as compensation as indicated in the table above, the warrant "coverage", that is the percent of the dollar amount of securities issued for which Kuhns Brothers shall receive warrants to purchase the Company's equity securities, shall be 10%. For example, if the Company issues $1 million of common stock with warrants attached, Kuhns Brothers shall receive a warrant to buy $100,000 of common stock with warrants attached of the Company. Such warrant will have a strike price that is 140% of the price of the equity securities, or underlying equity securities, offered in the Financing, or in the case of compensation not involving a Financing shall be at a strike price that is 140% of the price of the Company's common stock as set by the most recent third party sale, and shall be outstanding for a period of 5 years.

         In connection with our financial advisory services, you agree that if during the period Kuhns Brothers is retained by you a Financing is consummated with a third party, acting either as a Financial Investor or as a Strategic Investor, who was introduced directly by Kuhns Brothers ("Introduced Investors"), or if the Company enters into a definitive agreement with Introduced Investors which at any time thereafter results in a Financing, you will pay Kuhns Brothers a financing fee for the first time such Introduced Investor participates in a Financing. For any subsequent Financing from any of such Introduced Investors during the subsistence of this Agreement, the Company will pay Kuhns Brothers a financing fee equal to 3% of such Financing value. It is understood that for purposes of this Agreement, Kuhns Brothers shall be deemed to have introduced such Introduced Investors to the Company not only by physical introductions and meetings, but also by arranging or facilitating telephonic or correspondence meetings between the parties, whether or not Kuhns Brothers participated in such meetings, telephone calls or correspondence.

(ii) for merger and acquisition services--

      (a) For the purchase and merger of the Public Shell, a shell purchase fee of US$120,000, payable upon the successful purchase of the Public Shell, payable from the closing(s) of the Financing;

      (b) For any other merger or acquisition, a merger and acquisition fee equal to the "Lehman Formula" based on US$5 million increments, that is, 3% of the first US$5 million, 2% of the second US$5 million, etc., of the consideration paid in the Merger and Acquisition Transaction, or the Lehman Formula of the equity value of the organization being acquired, at the option of Kuhns Brothers.

      For purpose of this Agreement, "consideration" means the aggregate value, whether in cash, securities, assumption (or purchase subject to) of debt or liabilities (including, without limitation, indebtedness for borrowed money, pension liabilities or guarantees) or other property, obligations or services, paid or payable directly or indirectly (in escrow or otherwise) or otherwise assumed in connection with the Merger and Acquisition Transaction, or the net present value of the estimated benefits to the Company of any joint venture, licensing or marketing agreement ("Consideration"). The value of Consideration shall be determined as follows:

      (a) the value of securities, liabilities, obligations, property and services shall be the fair market value as shall mutually be agreed upon at the date of the closing of the Merger and Acquisition Transaction;
      (b) the value of indebtedness, including indebtedness assumed, shall be the face amount; and/or
      (c) the net present value of the estimated benefits to the Company of any joint venture, licensing or marketing agreement, as mutually determined by the parties. If the parties cannot come to such mutual determination, the net present value described above shall be determined by arbitration.

      If the Consideration payable in a Merger and Acquisition Transaction includes contingent payments to be calculated by reference to uncertain future occurrences, such as future financial or business performance, then any fees of Kuhns Brothers relating to such Consideration shall be payable at the time of the receipt of such Consideration.

      In connection with the merger and acquisition services, the Company agrees that if during the period Kuhns Brothers is retained by the Company, a Merger and Acquisition Transaction is consummated with a third party introduced by Kuhns Brothers or the Company enters into a definitive agreement with a third party introduced by Kuhns Brothers which at any time thereafter results in a Merger and Acquisition Transaction ("Third Parties"), you will pay Kuhns Brothers a transaction fee equal to the Lehman Formula times the Consideration.

      It is understood that for purposes of this Agreement, Kuhns Brothers shall be deemed to have introduced such Third Parties to the Company not only by physical introductions and meetings, but also by arranging or facilitating telephonic or correspondence meetings between the parties, whether or not Kuhns Brothers participated in such meetings, telephone calls or correspondence.

(iii) for strategic planning services--

      Upon closing of all the Financing, a non-refundable monthly retainer of US$10,000 per month, payable on the first of the month, will be paid to Kuhns Brothers for 24 months.

(iv) for expenses--

      The Company shall pay directly the reasonable out-of-pocket expenses incurred by Kuhns Brothers in relation to the Financing, including out-of-pocket expenses related to Kuhns Brothers' due diligence, subject to such expenses being authorized in advance by the Company (including, without limitation, reasonable professional and reasonable legal fees and disbursements incurred by Kuhns Brothers in connection with its engagement hereunder with respect to services to be rendered by it upon production of receipts by Kuhns Brothers).

      All compensation and expenses will be reimbursed to Kuhns Brothers via wire transfer. The Firm's wiring instructions are attached as Schedule A.

III. RIGHT TO SUB-CONTRACT OR SYNDICATE

      Subject to the Company's consent, Kuhns Brothers may sub-contract any of its rights to provide services hereunder to qualified third parties in its sole discretion, so long as Kuhns Brothers remains the prime contractor of such services to the Company. Subject to the Company's consent, Kuhns Brothers has the right to enter into any finder, inter dealer or syndication agreements with qualified parties with respect to placing and arranging the Financing.

IV. ADDITIONAL INVESTMENT BANKING SERVICES

      The Company agrees that Kuhns Brothers shall have the right, but not the obligation, which right is exercisable in Kuhns Brothers' sole discretion, to provide investment banking services to the Company to provide such services in relation to the Company during the subsistence of this Agreement and such additional period of time as may be necessary to complete any project or transaction already commenced pursuant to the Company's written request or engagement of Kuhns Brothers during the subsistence of this Agreement. Such services may include underwriting and acting as a placement agent for the Company's securities on a lead-managed or co-managed basis, assisting in merger or acquisition transactions and providing other financial advisory services. Such right shall terminate with respect to any financing, transaction or service if the Company shall request in writing by certified mail Kuhns Brothers to lead such financing or transaction or to provide such service and Kuhns Brothers shall fail to notify the Company within fifteen (15) days thereafter that Kuhns Brothers will accept the engagement. In the event that Kuhns Brothers agrees to provide such investment banking services, Kuhns Brothers shall be paid in accordance with the terms and conditions to be agreed by Kuhns Brothers and the Company, and the terms and conditions of such engagement shall be contained in specific engagement agreements relating to the specific financing or transaction. Notwithstanding the above or any oral representations or assurances previously or subsequently made by the parties, this Agreement does not constitute a commitment by or obligation of Kuhns Brothers to act as underwriter or placement agent in connection with any future offering of the Company's securities. Such a commitment on the part of Kuhns Brothers would exist only upon the execution of a final, written engagement agreement and then only in accordance with the terms and conditions thereof. In any event, Kuhns Brothers may determine in its sole discretion, for any reason (including, without limitation, the results of its due diligence investigation, a material change in the Company's financial condition; business or prospects, the lack of appropriate internal Kuhns Brothers committee approvals or then current market conditions) not to participate in such an offering of the Company's securities. In the event that Kuhns Brothers, with respect to any particular financing or transaction, elects not to provide investment banking or financial advisory services to the Company, nothing contained herein shall be deemed to prevent the Company from utilizing the services of another investment banking firm for such financing or transaction, but such retention of another investment banking firm shall be without prejudice to Kuhns Brothers' rights hereunder with respect to other transactions.

      Upon the successful execution of the Financing, Merger and Acquisition Transaction or any publicly traded equity or debt capital markets financing lead or co-managed by Kuhns Brothers, Kuhns Brothers, in accordance with its customary practices, will provide market making and research services to investors in the securities of the Company (subject, however, to the Company's continuation of its engagement of Kuhns Brothers as a financial advisor pursuant to the terms of this Agreement) for a period of two years following the closing of such Financing, and subject to Kuhns Brothers' customary right not to make a market in such securities at any time or to suspend research coverage).

V. TERMINATION FOR CAUSE

      The Company may terminate this Agreement for cause. For the purpose of this Agreement, "cause" means the failure by Kuhns Brothers to perform in a material respect its obligations hereunder in accordance with the skill and diligence normally provided by recognized investment banking companies; provided, however, that the Company shall first give Kuhns Brothers reasonable prior written notice (a minimum of ten days notice) of the Company's intent to terminate the engagement (such notice to specify in reasonable detail the facts alleged to give rise to the Company's right to terminate for cause) and shall have provided Kuhns Brothers a reasonable opportunity to cure by performing such obligations (the reasonableness of such opportunity to be measured not only by Kuhns Brothers' ability to perform during such period but also by the adverse effect on the Company resulting from providing such additional period to enable Kuhns Brothers to perform).

VI. INDEMNIFICATION

      The Company shall indemnify Kuhns Brothers and hold it harmless against any and all losses, claims, damages or liabilities to which Kuhns Brothers may become subject arising in any manner out of or in connection with the rendering of service by Kuhns Brothers hereunder, unless it is finally judicially determined that such losses, claims, damages or liabilities resulted from the gross negligence, bad faith and willful misconduct of Kuhns Brothers.

      The Company shall reimburse Kuhns Brothers promptly for any legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, or otherwise relating to, any lawsuits, investigations, claims or other proceedings arising in any manner out of or in connection with the rendering of services by Kuhns Brothers hereunder (including without limitation, in connection with the enforcement of this Agreement and the indemnification obligations set forth herein); provided, however, that in the event of a final judicial determination is made to the effect specified above, Kuhns Brothers will remit to the Company any amounts reimbursed under such paragraph.

      The Company agrees that the indemnification and reimbursement commitments set forth in this paragraph shall apply if either the Company or Kuhns Brothers is a formal party to any such lawsuits, claims or other proceedings and that such commitments shall extend upon the terms set forth in this paragraph to any controlling person, director, officer or employee of Kuhns Brothers (each, with Kuhns Brothers, an "Indemnified Person"). The Company further agrees that, without Kuhns Brothers' prior written consent, which consent will not be unreasonably withheld, it will not enter into any settlement of a lawsuit, claim or any other proceeding arising out of the financings or transactions contemplated by this Agreement unless such settlement includes an implicit and unconditional release from the party bringing such lawsuit, claim or other proceeding against all indemnified persons.

      The Company further agrees that the indemnified persons are entitled to retain separate counsel of their choice in connection with any matters in respect of which indemnification, reimbursement or contribution may be sought under this Agreement. Fees for counsel in such cases will be payable by the Company only if management and counsel to the Company have been consulted and allowed to participate fully in the selection of reasonable and appropriate counsel to the indemnified person(s). Each indemnified person shall give notice to the Company within thirty (30) days of the assertion against such indemnified person of any claim or the commencement of any action or proceeding relating to any foregoing, provided further that if the indemnified person fails to notify the Company within thirty (30) days of such assertion, then the Company shall be relieved of any liability that it may have to such indemnified person as to such claim hereunder.

      t 6 0 The Company and Kuhns Brothers agree that if any indemnification or reimbursement sought pursuant to the preceding paragraph is judicially determined to be unavailable for a reason other than the gross negligence, bad faith or willful misconduct of Kuhns Brothers, then whether or not Kuhns
Brothers is the indemnified person, the Company and Kuhns Brothers shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand, and Kuhns Brothers on the other hand, in connection with the financings or transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Company on the one hand, and Kuhns Brothers on the other hand, as well as any other equitable considerations; provided, however, that in no event shall the amount to be contributed by Kuhns Brothers pursuant to this paragraph exceed the amount of the fees actually received by Kuhns Brothers hereunder.

VII. MISCELLANEOUS

      Except as contemplated by the terms hereof or subpoena issued by a court of competent jurisdiction, Kuhns Brothers shall keep confidential all non-public information provided to it by the Company, and shall not disclose such information to any third party, other than such of its employees and advisors as Kuhns Brothers determines to have a need to know. This obligation of Kuhns Brothers shall survive termination of this Agreement.

      Except as required by applicable law, any advice to be provided by Kuhns Brothers under this Agreement shall not be disclosed publicly or made available to any third parties without the prior approval by Kuhns Brothers, and accordingly such advice shall not be relied upon by any person or entity other than the Company.

      Kuhns Brothers' engagement hereunder shall commence from the date hereof until the expiration of this Agreement or terminated as set forth below. Subject to the provisions of this Agreement that shall expressly survive any termination or expiration of the understanding between the parties, either party may terminate Kuhns Brothers' engagement hereunder at any time by giving the other party at least 10 days written notice without recourse.

      The Company agrees that Kuhns Brothers has the right to place advertisements in financial and other newspapers and journals describing the Company's Financing and Kuhns Brothers' related services to the Company hereunder, provided that Kuhns Brothers will submit a copy of any such advertisements to the Company for its prior approval, which approval shall not be unreasonably withheld.

      Nothing in this Agreement, expressed or implied, is intended to confer or does it confer on any person or entity other than the parties hereto or their respective successors and assigns, and to the extent expressly set forth herein, the indemnified persons, any rights or remedies under or by reason of this Agreement or as a result of the services to be rendered by Kuhns Brothers hereunder.

      Neither the execution and delivery of this Agreement by the Company nor the consummation of the financings or transactions contemplated hereby will, directly or indirectly, with or without the giving of notice or lapse of time, or both: (i) violate any provisions of the Certificate of Incorporation or By-laws of the Company; or (ii) violate, or be in conflict with, or constitute a default under, any agreement, lease, mortgage or debt of the Company.

      The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

      This Agreement may not be amended or modified except in writing signed by each of the parties and shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut. The Company and Kuhns Brothers hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Connecticut and of the United States District Courts located in Connecticut for any lawsuits, actions or other proceedings arising out of or relating to this Agreement and agree not to commence any such lawsuit, action or other proceeding except in such courts. Both parties further agree that service of any process, summons, notice or document by mail, return receipt requested, to the other party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought against such other party in any such court. The Company and Kuhns Brothers hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding arising out of or relating to this Agreement in the courts of the State of Connecticut or the United States District Courts located in the State of Connecticut, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Any right to trial by jury with respect to any lawsuit, claim or other proceeding arising out of or relating to this Agreement or the services to be rendered by Kuhns Brothers hereunder is expressly and irrevocably waived.

      This Agreement is subject to the approval of the board of directors of both parties.

      If the foregoing correctly sets forth the understanding and agreement between Kuhns Brothers and the Company, please so indicate in the space provided for that purpose below, whereupon this letter shall constitute a binding agreement as of the date hereof.

                                           Kuhns Brothers, Inc.

                                           By: ________________________________
                                           Name: John D. Kuhns
                                           Title: Chairman


      AGREED:
      Beijing Zhong Ran Wei Ye Gas Co., Ltd.
      By: ________________________________
      Name: Mr. Liu Yuchuan
      Title: Chairman

                                   SCHEDULE A

KUHNS BROTHERS ELECTRONIC WIRE TRANSFER INSTRUCTIONS

Please wire funds to:

Bank: National Iron Bank
      195 Main Street
      Salisbury, Connecticut
Telephone: (860) 435-2581
Account: Kuhns Brothers, Inc.
Account #: 38718
ABA#: 011102638